Exhibit 8.2

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

November 15, 2017

Evofem Biosciences, Inc.

12400 High Bluff Drive

Suite 600

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as counsel to Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), in connection with the transactions described in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on November 15, 2017 as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, the Agreement and Plan of Merger and Reorganization dated as of October 17, 2017 (the “Reorganization Agreement”) by and among Neothetics, Inc. (“Neothetics”), Nobelli Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Evofem, and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Reorganization Agreement are true, correct and complete in all material respects; that the merger will be completed in accordance with the Registration Statement and the Reorganization Agreement; that the representations and covenants contained in tax representation letters delivered to us by Evofem and by Merger Sub and Neothetics are true and accurate; that there is no change in applicable law between the date hereof and the effective time of the merger; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 15, 2017

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” subject to the limitations and qualifications described therein, insofar as they relate to matters of United States federal income tax law, constitute our opinion of the material United States federal income tax consequences of the merger discussed in the Registration Statement.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C.